REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                         Post-Effective Amendment No. 1
                                       to
                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

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                           ORASURE TECHNOLOGIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                Delaware                              36-4370966
        (STATE OF INCORPORATION)           (IRS EMPLOYER IDENTIFICATION NO.)

           8505 S.W. Creekside Place

           Beaverton, Oregon                             97008
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)              (ZIP CODE)


               ORASURE TECHNOLOGIES, INC. 2000 STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLAN)

                               Robert D. Thompson
                             Chief Executive Officer
                           OraSure Technologies, Inc.
                            8505 S.W. Creekside Place
                             Beaverton, Oregon 97008
                            Telephone (503) 641-6115
           (NAME, ADDRESS, AND TELEPHONE NUMBER OF AGENT FOR SERVICE)



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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
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         The following documents filed by the registrant with the Securities and
Exchange   Commission  are  incorporated  by  reference  in  this   registration
statement:

         (a) OraSure's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2000 (the "September 30 10-Q");

         (b) OraSure's Transition Report on Form 10-Q for the transition period from October 1, 1999, to December 31, 1999, relating to the change in the registrant's fiscal year-end from September 30 to December 31;

         (c) OraSure's Current Report on Form 8-K dated September 29, 2000, as filed by the registrant on October 16, 2000; and

         (d)  The  description  of the  registrant's  capital stock  included as
Exhibit 99 to the September 30 10-Q.

         In addition, the registrant is the successor to Epitope, Inc., under Rule 12g-3(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Epitope was previously subject to the reporting requirements of the Exchange Act. The following documents as filed by Epitope are also incorporated by reference:

         (a) Epitope's Annual Report on Form 10-K for the fiscal year ended September 30, 1999;

         (b) Epitope's Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 1999, March 31, 2000, and June 30, 2000; and

         (c) Epitope's Current Reports on Form 8-K dated October 1, 1999, May 6, 2000, and September 29, 2000.

         In addition, all documents filed by the registrant subsequent to the date of filing of this Registration Statement pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Item 8.  Exhibits.
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         The Index to  Exhibits  listing  the  exhibits  required by Item 601 of
Regulation S-K immediately follows the signature page of this registration statement.

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                                   SIGNATURES

The Registrant.
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         Pursuant  to the  requirements  of the  Securities  Act  of  1933,  the registrant certifies that it has reasonable grounds to believe that it meets all
of  the   requirements  for  filing  on  Form  S-8  and  has  duly  caused  this post-effective amendment No. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Beaverton, state of Oregon, on the 17th day of November, 2000.

                                  OraSure Technologies, Inc.
                                  (Registrant)

                                  By  /s/ Charles E. Bergeron
                                      -------------------------------
                                      Charles E. Bergeron
                                      Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment No. 1 to registration statement has been signed by the following persons in the capacities indicated as of the 17th day of November, 2000.


                     Signature                               Title
                     --------                                -----
   (1)  Principal Executive Officer
   * Robert D. Thompson                     Chief Executive Officer and Director

   (2)  Principal Financial Officer

   /s/ Charles E. Bergeron
   -----------------------------------
   Charles E. Bergeron                      Vice President and
                                            Chief Financial Officer

   (3)  Principal Accounting Officer

   /s/ Theodore R. Gwin
   -----------------------------------
   Theodore R. Gwin                         Controller

   (4)  A majority of the Board of Directors

         * ROGER L. PRINGLE                          Director
         * FRANK G. HAUSMANN, JR.                    Director
         * MICHAEL G. BOLTON                         Director
         * WILLIAM W. CROUSE                         Director
         * MICHAEL J. GAUSLING                       Director

* By  /s/ Charles E. Bergeron
      --------------------------------------
     Charles E. Bergeron
     Attorney-in-fact

                                INDEX TO EXHIBITS

4.1      Certificate  of  Incorporation  of  the  registrant.   Incorporated  by
         reference to Exhibit 3.1 to the registrant's Registration Statement on Form S-4 (File No. 333-39210) ("Form S-4").

4.1.1 Certificate of Amendment to Certificate of Incorporation dated May 23, 2000. Incorporated by reference to Exhibit 3.1.1 to Form S-4.

4.2 Bylaws of the registrant. Incorporated by reference to Exhibit 3.2 to Form S-4.

4.3 Rights Agreement dated as of May 6, 2000, between the registrant and ChaseMellon Shareholder Services, L.L.C., as Rights Agent. Incorporated by reference to Exhibit 4.2 to Form S-4.

5        Opinion of Miller Nash LLP.*

23.1     Consent of PricewaterhouseCoopers LLP.*

23.2     Consent of Arthur Andersen LLP

23.3     Consent of Miller Nash LLP.  Included in Exhibit 5.*

24       Power of attorney of certain officers and directors.*

*  Previously filed

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         Other exhibits listed in Item 601 to Regulation S-K are not applicable.